Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

PORTER BANCORP, INC.
 (Exact name of Registrant as Specified in Its Charter)

Kentucky	61-1142247
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Eastpoint Parkway Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

PORTER BANCORP, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Phillip W. Barnhouse
Chief Financial Officer
Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223
(Name and Address of Agent for Service)
(502) 499-4800
(Telephone Number, Including Area Code, of Agent For Service)
__________________________

With copies to:
Alan K. MacDonald
Frost Brown Todd LLC
400 West Market Street, Suite 3200
Louisville, Kentucky 40202
(502) 589-5400
(502) 581-1087 (Fax)
__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	300,000 shares	$0.87	$261,000	$30.33

(1)
This Registration Statement covers 300,000 shares of Common Stock of Porter Bancorp, Inc. (the “Registrant” or the “Company”) which may be offered or sold pursuant to the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”).  This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of Porter Bancorp, Inc., as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the amount of the registration fee.  The registration fee is based upon the average of the high and low sale price for a share of Common Stock, as reported on The NASDAQ Capital Market as of March 9, 2015 (a date within five business days prior to filing this Registration Statement).

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 300,000 shares of the Common Stock of Porter Bancorp, Inc. (the “Registrant”), which may be awarded under the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan. The Plan has been amended to increase the number of shares of common stock issuable under that plan by 300,000 shares.

In accordance with General Instruction E to Form S-8, the contents of the registration statement on Form S-8 filed with the Securities and Exchange Commission on June 12, 2007 (File No. 333-143676) are hereby incorporated by reference.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents have been incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 14, 2014;

(b)
the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 9, 2014, the Registrant’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2014, filed on November 11, 2014, and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed on November 11, 2014;

(c)	the Registrant’s Current Reports on Form 8-K, filed on each of April 11, May 29, June 20, November 24, December 10, December 24, and December 30, 2014;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006; and

(e)	The description of the Registrant's Common Stock on pages 104-106 of Amendment No. 6 to Form S-1 Registration Statement (Reg. No. 333-133198) filed September 19, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of it from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, dated March 2, 2015. Exhibit 3.1 to Form 8-K filed March 2, 2015 is incorporated by reference.
3.2	Amended and Restated Bylaws of Porter Bancorp, Inc. Exhibit 3.1 to Form 8-K filed May 22, 2013 is hereby incorporated by reference.
5.1*	Opinion as to the legality of the securities being registered.
10.1*	Porter Bancorp, Inc. 2006 Stock Incentive Plan, as amended and restated as of March 26, 2014.
23.1	Consent of Counsel (contained in their opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Crowe Horwath LLP.
24.1	Powers of Attorney (included in the signature page of this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on March 13, 2015.

PORTER BANCORP, INC.

By:	/s/ John T. Taylor
John T. Taylor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John T. Taylor and Phillip W. Barnhouse, and each of them singly, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ W. Glenn Hogan	Chairman of the Board	March 13, 2015
W. Glenn Hogan

/s/ John T. Taylor	President, Chief Executive Officer	March 13, 2015
John T. Taylor	and Director

/s/ Phillip W. Barnhouse	Chief Financial Officer	March 13, 2015
Phillip W. Barnhouse

/s/ Michael T. Levy	Director	March 13, 2015
Michael T. Levy

/s/ Bradford T. Ray	Director	March 13, 2015
Bradford T. Ray

/s/ N. Marc Satterthwaite	Director	March 13, 2015
N. Marc Satterthwaite

/s/ W. Kirk Wycoff	Director	March 13, 2015
W. Kirk Wycoff

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, dated March 2, 2015. Exhibit 3.1 to Form 8-K filed March 2, 2015 is incorporated by reference.
3.2	Amended and Restated Bylaws of Porter Bancorp, Inc. Exhibit 3.1 to Form 8-K filed May 22, 2013 is hereby incorporated by reference.
5.1*	Opinion as to the legality of the securities being registered.
10.1*	Porter Bancorp, Inc. 2006 Stock Incentive Plan, as amended and restated as of March 26, 2014.
23.1	Consent of Counsel (contained in their opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Crowe Horwath LLP.

* Filed herewith.